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                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN - B

                                       FOR

                              DESIGNATED EXECUTIVES

                                       OF

                            MOORE CORPORATION LIMITED

                            AND SUBSIDIARY COMPANIES







                            Effective January 1, 2001


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                                TABLE OF CONTENTS
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
Article 1         DEFINITIONS..........................................2
Article 2         ELIGIBILITY FOR BENEFITS AND VESTING.................4
Article 3         BENEFIT FORMULA......................................4
Article 4         PAYMENT UPON CESSATION OF EMPLOYMENT.................4
Article 5         DEATH BENEFITS.......................................4
Article 6         DISABILITY...........................................5
Article 7         CHANGE IN CONTROL....................................5
Article 8         FORFEITURE OF BENEFITS...............................6
Article 9         SOURCE OF BENEFITS...................................7
Article 10        AMENDMENT, SUSPENSION AND TERMINATION  ..............8
Article 11        MISCELLANEOUS PROVISIONS.............................9
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ARTICLE 1 - DEFINITIONS

The following terms where used in this Plan shall have the meanings set forth below.


1.01 "Beneficiary" means the person last designated on the appropriate form filed with Moore Corporation by the Executive to receive benefits in accordance with Article 7 of this Plan in the event of the death of the Executive.

1.02    "Board" means the Board of Directors of Moore Corporation Limited.

1.03 "Cause". For purposes of this Agreement, Cause shall mean (a) the refusal or willful failure by the Executive to Substantially perform his duties and responsibilities within a reasonable time after demand for proper performance is delivered by the Company or an Affiliate that specifically identifies the manner in which the Company or Affiliate believes the Executive has not substantially performed his or her duties, (b) the Executive's dishonesty, misappropriation, or fraud with regard to the Company or its Affiliates or any of their property or businesses, (c) the Executive's breach of fiduciary duty owed to the Company or any of its Affiliates, (d) willful misconduct or gross negligence with regard to the Company or its Affiliates or any of their property, businesses or employees, including but not limited to carrying out his duties, (e) the refusal of the Executive to follow the written direction of the Board, the board of an Affiliate for which he is working or a more senior officer.

1.04 "Cessation of Employment" means the termination of the Executive's employment with the Company, whether by voluntary or involuntary separation, retirement or death, and shall only be deemed to occur after the end of any Disability period under Article 6 and after any severance payment period during which the Executive receives severance based on an amount determined with regard to his prior salary. For greater certainty a severance period shall not include any period for which payment was made in a lump sum even if such period was the measuring factor.

1.05    "Change in Control" shall have the meaning described in Article 7.

1.06 "Committee" means the Compensation Committee of Moore Corporation, as the same shall be constituted from time to time.

1.07 "Company" means Moore Corporation and any wholly owned subsidiary and any other subsidiary




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        designated by the Committee as long as such subsidiary remains a subsidiary of Moore Corporation.

1.08 "Disability" means disability as defined under the Moore Long Term Disability Plan in which the Executive is then participating. Where the Executive is not a member of the Moore Long Term Disability Plan, Disability shall be as defined under the Moore Long Term Disability Plan.

1.09 "Executive" means an executive of the Company designated by the Board as a member of the Plan.

1.10    "Moore Corporation" means Moore Corporation Limited.

1.11 "Pensionable Earnings" means the amount of base earnings received by the Executive plus bonuses earned under the Company's short term incentive program (MBO). For purposes of this Plan annual bonuses shall be included in Pensionable Earnings in the months in which they are paid.

1.12 "Plan" means the "Supplemental Executive Retirement Plan - B for Designated Executives of Moore Corporation Limited and Subsidiary Companies" organized and administered in accordance with the terms of this document as amended from time to time.

1.13 "Service" means the period of employment after January 1, 2001 during which the Executive was a designated member of the Plan.

1.14 "Spouse" means the person who, at the Executive's Retirement Date, is the person eligible (other than as a result of a waiver of Spousal benefits) to receive any benefits payable under the Moore Life Insurance Plan then or last participated in to a spouse upon the death of the Executive, provided that in the event of any dispute as to the status of any person as a spouse, the determination of the Committee as to such status shall be final and binding upon all persons claiming a payment under this Plan.



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ARTICLE 2 - ELIGIBILITY FOR BENEFITS AND VESTING

2.01 Subject to Article 8, benefits under this Plan shall be payable only if the Executive has enrolled in the Moore Savings Plan and contributed the maximum amount allowed by law or other Plan restrictions, and has fulfilled all other conditions of this Plan. The Executive will vest at 25% per year of Service and be fully vested if he has completed four
        (4) years of Service at his date of Cessation of Employment. For further clarity, no benefit shall be provided under this Plan to the Executive whose employment with the Company is terminated prior to becoming vested. Notwithstanding the above, the Executive shall be eligible for benefits on a Change in Control irrespective of actual Service.


ARTICLE 3 - BENEFIT FORMULA

3.01    The benefit payable upon Cessation of Employment shall be equal to:

        (a) For Service after January 1, 2001, the accumulated sum of 6% of the executive's annual Pensionable Earnings that are in excess of the maximum annual savings plan earnings allowed by law under US Code Section 401(a)(17).

        (b) Interest will be credited to each executive's account on December 31 of each year, such rate being the prime interest rate at July 1 of each year.


ARTICLE 4 - PAYMENT UPON CESSATION OF EMPLOYMENT

4.01    LUMP SUM PAYMENT

        The vested benefit amount determined under Article 3 shall be payable in a lump sum as soon as practical following Cessation of Employment.


ARTICLE 5 - DEATH BENEFITS

5.01    DEATH BENEFITS PRIOR TO RETIREMENT DATE

        On the death of the Executive while in active employment with the Company prior to his Cessation of Employment there shall be paid to his Beneficiary, or if none, to his estate, a lump sum as described in
        Article 4.01. For greater certainty, no death benefit shall be payable if the Executive is not vested as defined in Article 2.01.



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ARTICLE 6 - DISABILITY

6.01    In the event of the Disability of the Executive, for purposes of this
        Plan:

        (a) The Benefit described in Article 3.01 shall continue to accrue during the period of the Disability but not beyond attainment of age 65; and

        (b) Pensionable Earnings shall be deemed to continue at the annualized base salary rate in effect immediately prior to his period of Disability.

ARTICLE 7 - CHANGE IN CONTROL

7.01    A "Change in Control" shall mean any of the following:

        (a) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934), in the aggregate, of securities of Moore Corporation representing thirty percent (30%) or more of the total combined voting power of Moore Corporation's then issued and outstanding voting securities by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) acting in concert as of the date of this Plan (other than Moore Corporation's subsidiaries or any employee benefit plan of either) (a "Person"); or

        (b) the merger or consolidation of Moore Corporation with any Person other than

                (i) a merger or consolidation which would result in the voting securities of Moore Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the combined voting power of the voting securities of Moore Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                (ii) a merger or consolidation effected to implement a recapitalization of Moore Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934), of securities representing more than the amounts set forth in paragraph (a) above; or

        (c) the approval by the shareholders of Moore Corporation of any plan or proposal for the complete liquidation or dissolution of Moore Corporation or for the sale of all or



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                substantially all of the assets of Moore Corporation (other than the sale of all or substantially all of the assets of Moore Corporation to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the voting securities of Moore Corporation at the time of the sale); or

        (d) during any period of not more than twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of Moore Corporation and any new director (other than a director designated by a person who has entered into Plan with Moore Corporation to effect a transaction described in paragraphs (a), (b), or (c) of this
                Section 9.01) whose election by the Board of Directors of Moore Corporation or nomination for election by Moore Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

9.02 If a Change in Control occurs, then, any accrued benefit will be payable to the executive whether or not he has satisfied the vesting requirement in Article 2.

ARTICLE 8 - FORFEITURE OF BENEFITS

8.01     FORFEITURE OF BENEFITS
         Notwithstanding any other provision of this Plan, future payment of any benefit hereunder to the Executive will be discontinued and forfeited, and Moore Corporation will have no further obligation hereunder to the Executive if any of the following circumstances occur:

         (a) The Executive is discharged from employment with the Company for cause. Where the Executive has a written employment contract, cause shall be as defined in the employment contract. Where the Executive does not have a written employment contract, Cause shall be as defined herein; or

         (b) the Executive performs acts which would be Cause (as defined herein) prior to Cessation of Employment, and such acts are discovered by the Company at any time prior to the date of death of the Executive; or

         (c) the Executive enters into Competition with the Company following Cessation of Employment. For the purposes of this paragraph Competition is defined in Section 10.02.

        If the circumstance is (b) or (c) above, then in addition the Executive or his Beneficiary, respectively, shall promptly re-imburse the company for any amounts previously received by the executive or his beneficiary, as the case may be.



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        The Committee shall have sole and unrestricted discretion with respect to the application of the provisions of this Section 8.01 and such exercise of discretion shall be conclusive and binding upon the Executive and all other persons.

8.02    COMPETITION

        (a)     "Competition" shall mean:

                (i) participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever within the United States of America, Canada, or in any country where the Company does business in a business in competition with any business conducted by the Company provided, however, that such participation shall not include any activity engaged in with the prior written approval of the chief executive officer of Moore Corporation; or

                (ii) recruiting, soliciting or inducing, directly or indirectly, any non-clerical employee or employees of the Company to terminate their employment or otherwise cease their relationship with, the Company or hiring, retaining, or assisting another person or entity to hire or retain any non-clerical employee of the Company or any person who within six months before had been a non-clerical employee of the Company. Notwithstanding the foregoing, if requested by an entity with which the Executive is not affiliated, the Executive may serve as a reference for any person who at the time of the request is not an employee of the Company.

        (b) If any restriction set forth with regard to Competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or over too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

ARTICLE 9 - SOURCE OF BENEFITS

9.01    FUNDING

        (a) Benefits under this Plan shall not be funded or otherwise secured nor shall assets or monies be segregated or set aside to pay benefits hereunder, but the same shall be payable by Moore Corporation out of its general assets as and when they become due as provided herein. The Executive's interest in his benefits under this Plan, and the interest of his


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                surviving Spouse, Beneficiary or estate, shall not be
                greater than that of a general unsecured creditor of Moore Corporation. Nothing contained in this Plan or relating thereto shall constitute a guarantee by Moore Corporation or any other person that the assets of Moore Corporation will be sufficient to pay any benefit hereunder

        (b) Any dispute or controversy arising under or in connection with Moore Corporation's obligation to this Plan (other than as a result of a dispute under Section 8 hereof) shall be settled exclusively by arbitration, conducted before a single arbitrator in Stamford Connecticut, or such other jurisdiction as may be mutually agreed on by the Executive and Moore Corporation, in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The determination of the arbitrator shall be final and binding. In the event of such an arbitration, Moore Corporation shall bear the costs of the American Arbitration Association and the arbitrator and, if the Executive's assertion is not frivolous or brought in bad faith as determined by the arbitrator, the Executive's reasonable legal fees and disbursements incurred in connection with such arbitration. This provision shall not apply with regard to any other dispute, including a dispute as to whether or not Moore Corporation was entitled to forfeit a Executive's benefit under
                Section 8 hereof.

ARTICLE 10 - AMENDMENT, SUSPENSION AND TERMINATION

10.01   AMENDMENT AND SUSPENSION

        The Board may at any time or from time to time amend this Plan in any respect or suspend this Plan without restriction and without consent of the Executive or surviving Spouse or Beneficiary; provided that:

        (a) subject to Article 2 and Article 8, no such amendment or suspension shall reduce the accrued benefits hereunder of the Executive;

        (b) upon the Cessation of Employment after the effective date of this Plan's suspension, if the Executive is vested based on Service up to his Cessation of Employment, then the Executive shall be entitled to receive benefits hereunder, where such benefits are based on his Service and Earnings, as of the date of the suspension of the Plan;

        (c) upon the Cessation of Employment after the effective date of this Plan's suspension, if the Executive is not vested based on Service up to his Cessation of Employment, then the Executive shall not be entitled to receive benefits hereunder.

10.02   TERMINATION

        The Board may at any time terminate this Plan without restriction and without consent of the Executive or Surviving Spouse or Beneficiary. Upon the termination of the Plan the Executive


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        shall be vested irrespective of his Service and subject to Article 8 shall be entitled to receive benefits hereunder, where such benefits shall be based on his Service and as of the date of termination of the Plan. Upon the termination of the Plan each member is to receive a lump sum value of his benefit.

ARTICLE 11 - MISCELLANEOUS PROVISIONS

11.01   ADMINISTRATION

        The general administration of this Plan shall be the responsibility of the Committee which is hereby authorized, in its sole discretion, to delegate said responsibilities to any person or administrative committee. The Committee may also grant additional benefits under this Plan as it may deem appropriate in its sole discretion. All determinations of the Committee including, but not limited to

        (i)     the determination of the Executive's Service, and Earnings and

        (ii)    computations of benefit amounts

         made by the Committee in its sole discretion, based on the Plan document shall be final, conclusive and binding upon the Executive, surviving Spouse, Beneficiary and other persons, except to the extent that a determination of the Committee is found by a court of competent jurisdiction to be arbitrary and capricious.

11.02   NO GUARANTEE OF EMPLOYMENT

        It is understood and agreed by the parties hereto that this Plan does not itself constitute a contract of employment and shall not be deemed to restrict in any way the rights of the Company or the Executive with respect to termination of employment. Nothing in this Plan shall prevent the Company from dismissing the Executive from its employ, with or without cause, subject to such rights, if any, as may thereupon accrue to the Executive hereunder. Nothing in this Plan shall be deemed to limit or expand any right or obligation which the Executive, surviving Spouse, Beneficiary or estate may have under the terms and conditions of the Basic Plan.

11.03   NON-ALIENATION OF BENEFITS

        No benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, except to the extent required by applicable law, no such benefit shall be subject to legal process or attachment for the payment of any claims of a creditor of the Executive or surviving Spouse.

11.04   PAYMENT TO REPRESENTATIVES

        If an individual entitled to receive any benefits hereunder is determined by the Committee or is


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        adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such persons as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of the obligation to make such payments under this Plan.

11.05   TIMING OF PAYMENTS

        If the Committee is unable to make the determination required under this Plan in sufficient time for payments to be made when due, the Committee shall arrange to have the payments made upon the completion of such determinations, with interest at a reasonable rate from the due date and may, at its option, make provisional payments, subject to adjustment, pending such determinations.

11.06   CLAIMS PROCEDURE

        Any claim by an Executive or other payee with respect to eligibility, participation, benefit or other aspects of the operation of the Plan shall be made in writing to the Committee. If the Committee believes that the claim should be denied, it shall notify the claimant in writing of the denial of the claim within 90 days after its receipt thereof (this period may be extended an additional 90 days in special circumstances). Such notice shall

        (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based,

        (c) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary, and

        (d) inform the Executive or other payee making the claim of his right pursuant to this Section 11.07 to request review of the decision of the Committee.

        Any such person may appeal the denial of a claim to the Committee by submitting a written request for review to the Committee within 60 days after the day on which such denial is received. Such period may be extended by the Committee for good cause shown. The person making the request for review or his duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Committee for up to an additional 60 days in special circumstances (the claimant shall be notified of the delay). The decision of the Committee shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of Plan documents on which the decision is based. Any claim not decided upon in the required time period shall be deemed denied.



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        All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan documents and shall be final and conclusive.

11.07   GOVERNING LAW

        This Plan shall be governed by and interpreted in accordance with the laws of the State of Connecticut and the laws of the United States.

11.08   GENDER AND NUMBER

        The masculine pronoun wherever used herein shall include the feminine, and vice versa. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural wherever the context so requires.

11.09   TITLES AND HEADINGS

        The titles to Articles and headings of Sections of the Plan are for convenience of reference and in case of any conflict the text of the Plan, rather than such titles and headings, shall control.

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